DUNHAM FUNDS

SHAREHOLDER SERVICING PLAN AND AGREEMENT

CLASS A SHARES

CLASS C SHARES

Appendix A

Funds to be Serviced Under This Plan and Agreement

Dunham Corporate/Government Bond Fund
Dunham High-Yield Bond Fund
Dunham Real Estate Stock Fund
Dunham Appreciation & Income Fund
Dunham International Stock Fund
Dunham Large Cap Value Fund
Dunham Small Cap Value Fund
Dunham Emerging Markets Stock Fund
Dunham Small Cap Growth Fund
Dunham Monthly Distribution Fund*
Dunham Dynamic Macro Fund*
Dunham Focused Large Cap Growth Fund*
Dunham Alternative Strategy Fund*
Dunham Floating Rate Bond Fund*
Dunham International Opportunity Bond Fund*
Dunham Alternative Dividend Fund*

*This schedule was amended on:

May 14, 2008 to add Dunham Monthly Distribution Fund;

March 23, 2010 to add Dunham Loss Averse Growth Fund (now named Dunham Dynamic Macro Fund);

September 20, 2011 to add Dunham Focused Large Cap Growth Fund;

June 19, 2012 to add Dunham Alternative Income Fund;

December 18, 2012 to add Dunham Alternative Strategy Fund;

September 17, 2013 to add Dunham Floating Rate Bond Fund and Dunham International Opportunity Bond Fund;

June 21, 2016 to add Dunham Alternative Dividend Fund and to delete Dunham Large Cap Growth Fund and Dunham Alternative Income Fund.